Exhibit 99.2

BALLY’S CORPORATION CLOSES BET.WORKS ACQUISITION

Solidifies Position as Premier, Full-Service, Vertically Integrated Sports Betting and iGaming Company in the U.S. With a B2B2C Business Model

PROVIDENCE, R.I., June 1, 2021 – Bally’s Corporation (NYSE: BALY), a leading U.S. omnichannel provider of land-based gaming and interactive entertainment, today announced that it has completed its previously announced acquisition of Bet.Works -- a U.S. based, sports betting platform provider to operators in New Jersey, Iowa, Indiana and Colorado. The transaction, which includes Bet.Works’ proprietary technology stack and turnkey solutions comprised of marketing, operations, customer service, risk management and compliance, makes Bally’s the premier, full-service, vertically integrated sports betting and iGaming company in the U.S. with physical casinos, online gaming solutions and a B2B2C business model united under a single, preeminent brand. The total purchase price of the acquisition was $125 million, half of which was paid in Bally’s common stock, which Bet.Works shareholders agreed to hold for at least one year.

Soo Kim, Chairman of Bally’s Corporation’s Board of Directors, said, “Completing our acquisition of Bet.Works represents a significant milestone for Bally’s as we continue to embark on our long-term growth and diversification strategy. In just a few short years, we have transformed the company from a regional casino operator into the only U.S. gaming and entertainment company providing customers with an omni-channel experience that combines a national portfolio of best-in-class properties with unmatched digital capabilities. With Bet.Works’ market-leading technology underpinning our interactive platform, we are well positioned to capitalize on significant opportunities in what continues to be a rapidly expanding industry, and we are looking forward to launching additional interactive offerings later this year.”

With the closing of the transaction, Bally’s will create two distinct operating divisions: “Bally's Casinos,” which will include the company’s physical gaming and entertainment properties, and “Bally’s Interactive,” which will be comprised of all of Bet.Works’ sports betting operations. “Bally’s Interactive” will also include Monkey Knife Fight, the fastest growing daily fantasy sports site in North America, and SportCaller, a leading global B2B free-to-play game provider.

“We are pleased to formally welcome David and the entire Bet.Works team to the Bally’s family,” said George Papanier, President and Chief Executive Officer of Bally’s Corporation. “Since we announced the acquisition last year, a tremendous amount of work has gone into developing our online sports betting and interactive product suite, and we are extremely confident in the superior experience that our differentiated platform will provide to our more than 14 million active customers. We can’t wait to provide sports fans across the country with new and innovative ways to engage with their favorite teams as we continue to bring additional assets online over the coming months.”

Bet.Works Founder and CEO, David Wang, will lead the integration of Bet.Works’ experienced team of over 190 employees. Bally's Interactive plans to open a technology development center in Rhode Island by the end of the year, which will consist initially of 25 employees.

Wang stated, “On behalf of the entire Bet.Works team, we are excited to now be a part of Bally’s interactive gaming operations. Bally’s has experienced unprecedented growth over the past year, and we look forward to further advancing the company’s sports betting and iGaming portfolio with new technological innovations, including integrations with Bally Sports and enhancements to the recently launched Bally Bet sportsbook in Colorado.”

Following the recently announced beta rollout of the Bally Bet sportsbook app in Colorado, Bally’s intends to launch mobile sportsbooks in three additional markets in 2021, with subsequent launches to occur in 2022. The Bally Bet app is now available for download in Colorado on both iOS and Android, and is also accessible via desktop at www.ballybet.com. For more information, follow @ballybet on Twitter.

About Bally’s Corporation

Bally’s Corporation is the premier, full-service, vertically integrated sports betting and iGaming company in the U.S. with a B2B2C business model. It currently owns and manages 12 casinos across eight states, a horse racetrack and 13 authorized OTB licenses in Colorado. It also owns Bet.Works, a first-in-class sports betting platform, Monkey Knife Fight, the fastest growing daily fantasy sports site in North America, and SportCaller, a leading global B2B free-to-play game provider.

With more than 6,000 employees, the Company’s operations include 13,308 slot machines, 460 game tables and 3,342 hotel rooms. Following the completion of pending acquisitions, which include Tropicana Evansville (Evansville, IN), Jumer’s Casino & Hotel (Rock Island, IL), and Tropicana Las Vegas (Las Vegas, NV), as well as the construction of a land-based casino near the Nittany Mall in State College, PA, Bally’s will own and manage 16 casinos across 11 states. Bally’s also maintains a multi-year market access partnership with Elite Casino Resorts through which it will provide mobile sports betting in Iowa, and a temporary sports wagering permit to conduct online sports betting in the Commonwealth of Virginia. Its shares trade on the New York Stock Exchange under the ticker symbol “BALY”.

Cautionary Note Regarding Forward-Looking Statements

This document includes forward-looking statements within the meaning of the securities laws. Forward-looking statements are statements as to matters that are not historical facts, and include statements about Bally's plans, objectives, expectations and intentions.

Forward-looking statements are not guarantees and are subject to risks and uncertainties. Forward-looking statements are based on Bally’s current expectations and assumptions. Although Bally's believes that its expectations and assumptions are reasonable at this time, they should not be regarded as representations that Bally’s expectations will be achieved. Actual results may vary materially. Forward-looking statements speak only as of the time of this document and Bally's does not undertake to update or revise them as more information becomes available, except as required by law.

Important factors beyond those that apply to most businesses, some of which are beyond Bally’s control, that could cause actual results to differ materially from our expectations and assumptions include, without limitation:

•uncertainties surrounding the COVID-19 pandemic, including limitations on Bally’s operations, increased costs, changes in customer attitudes, impact on Bally's employees and the ongoing impact of COVID-19 on general economic conditions;
•unexpected costs, difficulties integrating and other events impacting Bally's recently completed and proposed acquisitions and Bally's ability to realize anticipated benefits;
•risks associated with Bally's rapid growth, including those affecting customer and employee retention, integration and controls;
•risks associated with the impact of the digitalization of gaming on Bally’s casino operations, Bally's expansion into iGaming and sports betting and the highly competitive and rapidly changing aspects of Bally's new interactive businesses generally;
•the very substantial regulatory restrictions applicable to Bally’s, including costs of compliance;
•restrictions and limitations in agreements governing Bally’s debt could significantly affect Bally's ability to operate our business and our liquidity; and
•other risks identified in Part I. Item 1A. “Risk Factors” of Bally's Annual Report on Form 10–K for the fiscal year ended December 31, 2020 as filed with SEC on March 10, 2021 and other filings with the SEC.

The foregoing list of important factors is not exclusive and does not include matters like changes in general economic conditions that affect substantially all gaming businesses.

You should not place undue reliance on Bally’s forward-looking statements.

Investor Contact

Steve Capp
Executive Vice President and Chief Financial Officer
401-475-8564
InvestorRelations@twinriver.com

Media Contact

Richard Goldman / David Gill
Kekst CNC
646-847-6102 / 917-842-5384
BallysMediaInquiries@kekstcnc.com